                               FIRST AMENDMENT TO
                 AUGUST 25, 1998 AMENDED AND RESTATED AGREEMENT
                               AND PLAN OF MERGER


         This First Amendment to August 25, 1998 Amended and Restated Agreement and Plan of Merger (the "FIRST AMENDMENT") is entered into as of April 22, 1999, by and among American Realty Trust, Inc. ("ART"), ART Newco, LLC ("NEWCO"), Basic Capital Management, Inc. ("BCM"), EQK Realty Investors I ("EQK") and Lend Lease Portfolio Management, Inc. ("LLPM").

                                R E C I T A L S:

         A. ART, Newco, BCM, EQK and LLPM entered into that certain Amended and Restated Agreement and Plan of Merger, dated August 25, 1998 (the "MERGER AGREEMENT") relating to the Merger, as such term is defined in the Merger Agreement.

         B. ART, Newco, BCM, EQK and LLPM desire to amend the Merger Agreement as set forth herein.

                               A G R E E M E N T:

         NOW, THEREFORE, in consideration of the mutual promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Amendment to Section 7.01(b) of the Merger Agreement. Section 7.01(b) of the Merger Agreement is hereby amended by replacing the date "December 15, 1998" in the first line of such section with the date "July 30, 1999", so that Section 7.01(b) reads as set forth in its entirety below:

                  "by Newco or ART, on or after July 30, 1999, if any of the conditions provided in Section 6.01 hereof have not been met or, to the extent permitted by applicable law, have not been waived in writing by Newco and ART prior to such date;"

         2. Amendment to Section 7.01(c) of the Merger Agreement. Section 7.01(c) of the Merger Agreement is hereby amended by replacing the date "December 15, 1998" in the first line of such section with the date "July 30, 1999", so that Section 7.01(c) reads as set forth in its entirety below:

                  "by EQK, on or after July 30, 1999, if any of the conditions provided in Section 6.02 hereof have not been met or, to the extent permitted by applicable law, have not been waived in writing by EQK prior to such date;"

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         3. Effect of Amendment; Amendment Controls. Except as expressly stated
herein, the provisions of the Merger Agreement in effect as of the date of this First Amendment shall remain in full force and effect. To the extent this First Amendment is in conflict with any provision of the Merger Agreement, as amended, the terms of this First Amendment shall control.

         4. Binding Effect. The amendments contained in this First Amendment shall inure to the benefit of the successors and assigns of the respective parties hereto.

         5. Defined Terms. All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Merger Agreement.

         6. Governing Law. This First Amendment shall be governed by the internal laws of the Commonwealth of Massachusetts without giving effect to the conflict of laws principles thereof.

         7. Counterparts. This First Amendment may be signed in any number of counterparts, each of which, when taken together, shall constitute the original.







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         IN WITNESS WHEREOF, the parties hereto have executed this First
Amendment as of the date first above written.


                               AMERICAN REALTY TRUST, INC.


                               By:/s/ Robert A. Waldman
                                  ------------------------------------------
                               Name:Robert A. Waldman
                                    ----------------------------------------
                               Title:Senior Vice President
                                     ---------------------------------------


                               ART NEWCO, LLC

                               By:  American Realty Trust, Inc., as Manager


                               By:/s/ Robert A. Waldman
                                  ------------------------------------------
                               Name:Robert A. Waldman
                                    ----------------------------------------
                               Title:Senior Vice President
                                     ---------------------------------------


                               BASIC CAPITAL MANAGEMENT, INC.


                               By:/s/ Robert A. Waldman
                                  ------------------------------------------
                               Name:Robert A. Waldman
                                    ----------------------------------------
                               Title:Senior Vice President
                                     ---------------------------------------


                               EQK REALTY INVESTORS I


                               By:/s/ Don Henry
                                  ------------------------------------------
                               Name:Don Henry
                                    ----------------------------------------
                               Title:Vice President
                                     ---------------------------------------


                               LEND LEASE PORTFOLIO MANAGEMENT, INC.


                               By:/s/ Don Henry
                                  ------------------------------------------
                               Name:Don Henry
                                    ----------------------------------------
                               Title:Vice President
                                     ---------------------------------------

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